UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2007 .

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)
3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2007, as part of our previously announced share repurchase program, we entered into a Rule 10b5-1 stock purchase plan with Citigroup Global Markets Inc. (“Citigroup”). Pursuant to the plan, commencing December 1, 2007 and ending November 30, 2008 Citigroup agreed to act as our agent to purchase up to approximately $49 million of our common stock on our behalf in open market purchases at a price of not more than $11.00 per share in accordance with written instructions and other terms and conditions contained in the plan and in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934. This plan is a part of a repurchase authorization approved by our board of directors in August of 2006. On November 15, 2007 we issued a press release to announce this stock purchase plan; a copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1             Press Release, dated November 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: November 20, 2007	By	/S/ PETER W. WALCOTT
Peter W. Walcott,
Senior Vice President & General Counsel